EXHIBIT 17

                                  FORM OF PROXY

                           IVY GROWTH WITH INCOME FUND

                                   a series of

                                    IVY FUND

                           PROXY SOLICITED BY TRUSTEES

        The undersigned, having received Notice of the June ___, 2000 Special Meeting of Shareholders of Ivy Growth with Income Fund (the "Fund"), a series of Ivy Fund (the "Trust"), and the related Proxy Statement/Prospectus, hereby appoints C. William Ferris, Keith J. Carlson, and Paula K. Wolfe, and each of them, as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held on June ___, 2000 and any adjournments thereof.

PLEASE INDICATE VOTE ON OPPOSITE SIDE OF CARD.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEM 1.

                                                   Dated: ________________, 2000

                                                   Please  sign name or names as
                                                   appearing on proxy and return
                                                   promptly   in  the   enclosed
                                                   postage-paid   envelope.   If
                                                   signing as a  representative,
                                                   please include capacity.

[Name, address]

------------------------------
Signature(s) of shareholer(s)

[REVERSE SIDE OF CARD]

Please indicate your vote by filling in the appropriate box below, using blue or black ink or dark pencil (do not use red ink). This proxy will be voted in accordance with your specifications. If no specification is made, this proxy will be voted in favor of Item 1.

                                                         For    Against  Abstain

1.  Approval of the Agreement and Plan of
    Reorganization  between the Trust, on
    behalf of the Fund,  and the Trust,
   on behalf of Ivy US Blue Chip Fund,  as
    set forth in the Proxy Statement/Prospectus.

2. In the discretion of the proxies, on any other matters that may properly come before the meeting.


PLEASE DO NOT FORGET TO SIGN THE OTHER SIDE OF THIS CARD.